UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2012

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA		15203
(Address of Principal Executive Offices)		(Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2012, Edward L. Donnelly, Jr. resigned from the Board of Directors (the “Board”) of DynaVox Inc. (the “Company”). The size of the Board was decreased to ten following Mr. Donnelly’s resignation.

As previously disclosed on June 11, 2012, Mr. Donnelly was replaced as the Chief Executive Officer of the Company. In connection with such replacement, on June 29, 2012, DynaVox Systems LLC entered into a Letter Agreement (the “Letter Agreement”) with Mr. Donnelly to provide him with payments and benefits substantially similar to those to which he became entitled in connection with a termination by the Company without cause under his Amended and Restated Employment Agreement with DynaVox Systems LLC, dated April 8, 2010 (the “Amended and Restated Employment Agreement”). Consequently, under the Letter Agreement, subject to his non-revocation of the release of claims contained in the Letter Agreement and his continued compliance with the restrictive covenants by which he is bound (the “Conditions”), Mr. Donnelly will be entitled to receive severance payments in an aggregate gross amount equal to $1,000,000 to be paid over an 18-month period commencing on December 12, 2012, with $250,000 payable on December 12, 2012 and the remaining $750,000 payable in substantially equal installments, in accordance with the Company’s normal payroll practices, with the first such installment payment commencing on the first regular payroll date following December 12, 2012.

In addition, subject to the Conditions, for 18 months from June 11, 2012, Mr. Donnelly will be entitled to receive continued medical and dental coverage, provided that the payments for such coverage will be consistent with the payments required by other senior executives for such coverage. Mr. Donnelly is also entitled to reimbursement of attorneys’ fees in connection with the negotiation of the Letter Agreement, up to $25,000, and full vesting of all amounts credited to his account under the Amended and Restated DynaVox Systems LLC Supplemental Executive Retirement Plan.

The foregoing is a summary of the Letter Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01—Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Edward L. Donnelly and DynaVox Systems LLC, dated June 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Kenneth D. Misch
Name: Kenneth D. Misch
Title: Chief Financial Officer

Date: July 6, 2012

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